Exhibit 26.h.3.viii

FOURTH AMENDMENT

TO PARTICIPATION AGREEMENT

AMONG GOLDMAN SACHS VARIABLE INSURANCE TRUST,

GOLDMAN SACHS & CO. LLC, AND

MINNESOTA LIFE INSURANCE COMPANY

This Fourth Amendment is incorporated in and made a part of the Participation Agreement (the “Agreement”) made as of the 1st day of November, 2021, as amended, by and among Minnesota Life Insurance Company (hereinafter the “Company”), on its own behalf and on behalf of one or more separate accounts of the Company, GOLDMAN SACHS VARIABLE INSURANCE TRUST (hereinafter the “Trust”), and GOLDMAN SACHS & CO. LLC (hereinafter the “Distributor”). The following terms and conditions amend the terms of the Agreement and, in the case of any conflict between the terms and conditions of the Agreement and the terms and conditions of this Amendment, the language of this Amendment shall control and govern. All capitalized and abbreviated terms defined in the Agreement shall have the same definitions apply in this Amendment.

1.	Schedule 1A of the Agreement is deleted and replaced with the Schedule 1A to this Amendment, attached hereto.

2.	Schedule 1B of the Agreement is deleted and replaced with the Schedule 1B to this Amendment, attached hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Fourth Amendment to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of November 1, 2021:

Company:	Trust:
MINNESOTA LIFE	GOLDMAN SACHS VARIABLE
INSURANCE COMPANY	INSURANCE TRUST
By its authorized officer,	By its authorized officer,

/s/ Kristin Ferguson	/s/ Frank Murphy
By: Kristin Ferguson	By: Frank Murphy
Title:	Title: Managing Director
Date: October 25, 2021	Date: 10/25/21

Distributor:
GOLDMAN SACHS & CO. LLC
By its authorized officer,

/s/ Marci Green
By: Marci Green
Title: Managing Director
Date: October 25, 2021

SCHEDULE 1

SCHEDULE 1A

Separate Accounts of the Company Registered Under the 1940 Act as Unit Investment Trusts

The following separate accounts of the Company are subject to the Agreement:

Name of Account	Date Established by Board of Directors of the Company	SEC 1940 Act Registration Number	Type of Product Supported by Account
Variable Annuity Account	September 10, 1984	811-04294	Variable Annuities
Minnesota Life Variable Life Account	October 21, 1985	811-4585	Variable Adjustable Life Insurance
Minnesota Life Individual Variable Universal Life Account	June 11, 2007	811-22093	Variable Universal Life Insurance

SCHEDULE 1B

Variable Annuity Contracts, Variable Universal Life Insurance Contracts, and Variable Life Insurance Contracts Registered Under the Securities Act of 1933

The following Contracts are subject to the Agreement:

Name of Contract	Available Funds	1933 Act Registration Number	Type of Product Supported by Account
MultiOption Legend	All Series of the Goldman Sachs Variable Insurance Trust – Service Shares	333-136242	Variable Annuity
MultiOption Extra	All Series of the Goldman Sachs Variable Insurance Trust – Service Shares	333-140230	Variable Annuity
MultiOption Advisor	All Series of the Goldman Sachs Variable Insurance Trust – Service Shares	333-91784	Variable Annuity

MultiOption Guide	All Series of the Goldman Sachs Variable Insurance Trust – Service Shares	333-182763	Variable Annuity
MultiOption Momentum	All Series of the Goldman Sachs Variable Insurance Trust – Service Shares	333-233295	Variable Annuity
MultiOption Advantage	All Series of the Goldman Sachs Variable Insurance Trust – Service Shares	333-212515	Variable Annuity
Waddell & Reed Advisors Retirement Builder Variable Annuity	All Series of the Goldman Sachs Variable Insurance Trust – Service Shares	333-111067	Variable Annuity
Waddell & Reed Advisors Retirement Builder II Variable Annuity	All Series of the Goldman Sachs Variable Insurance Trust – Service Shares	333-189593	Variable Annuity
Waddell & Reed Advisors Accumulator Variable Universal Life	All Series of the Goldman Sachs Variable Insurance Trust – Service Shares	333-148646	Variable Universal Life Insurance
Variable Adjustable Life	All Series of the Goldman Sachs Variable Insurance Trust – Service Shares	33-3233	Variable Adjustable Life Insurance
Variable Adjustable Life Summit	All Series of the Goldman Sachs Variable Insurance Trust – Service Shares	333-109853	Variable Adjustable Life Insurance
Variable Adjustable Life Horizon	All Series of the Goldman Sachs Variable Insurance Trust – Service Shares	333-96383	Variable Adjustable Life Insurance
Variable Adjustable Life—Second Death	All Series of the Goldman Sachs Variable Insurance Trust – Service Shares	33-64395	Variable Adjustable Life Insurance
Variable Adjustable Life Survivor	All Series of the Goldman Sachs Variable Insurance Trust – Service Shares	333-120704	Variable Adjustable Life Insurance